EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Media Contacts:
Caitlin Stefanik, caitlin.stefanik@aexp.com, +1.212.640.2921
Mike O’Neill, mike.o’neill@aexp.com, +1.212.640.5951

Investors/Analysts Contacts:
Ken Paukowits, ken.f.paukowits@aexp.com , +1.212.640.6348
Rick Petrino, richard.petrino@aexp.com, +1.212.640.5574

AMERICAN EXPRESS COMPLETES ESTABLISHMENT OF JOINT VENTURE FOR GLOBAL BUSINESS TRAVEL

American Express Plans Live Audio Webcast of its Second Quarter 2014
Earnings Conference Call

NEW YORK – June 30, 2014 – American Express Company (NYSE:  AXP) today announced that it has completed its previously announced plans to establish a joint venture for its business travel operations. The joint venture will operate under the American Express Global Business Travel brand.  American Express and an investor group led by Certares each have a 50 percent ownership stake in the joint venture.

As previously reported, the complexity of the closing process for this transaction will affect the timing of American Express Company’s second quarter earnings announcement. The Company's financial results are now scheduled to be announced shortly after the market closes on Tuesday, July 29, 2014. American Express plans to host a live audio webcast of its investor conference call at 5:00 p.m. (ET) that day to discuss second quarter 2014 financial results.

The live audio webcast will be accessible to the general public through the American Express Investor Relations website at http://ir.americanexpress.com. Earnings presentation materials will be posted on the website prior to the conference call and an audio replay will be available on the website following the call.

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About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, foursquare.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.

Key links to products and services: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, business travel, and corporate card.